Exhibit 10.16

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT (this “Agreement”) is made this, 14th day of April, 2014 (the “Effective Date”), by and between HOVIONE INTER LTD., together with its subsidiaries and affiliates, a INTERSECT organized and existing under the laws of Switzerland and having its registered office at Bahnofstrasse 21, CH-600 Lucerne 7, Switzerland (hereafter referred to as “HOVIONE”), and INTERSECT ENT, together with its subsidiaries and affiliates, a INTERSECT organized and existing under the laws of California and having its registered office at 1555 Adams Drive, Menlo Park, CA 94025 (hereafter referred to as “INTERSECT”). HOVIONE and INTERSECT are each sometimes referred to herein as a “Party” and together as the “Parties.”

WHEREAS, HOVIONE has developed and manufacturers the active pharmaceutical ingredient(s) identified in Exhibit A hereto (the “API”); and

WHEREAS, INTERSECT developed and markets the Finished Product identified in Exhibit A based on the API, as defined herein; and

WHEREAS, INTERSECT desires to acquire API from HOVIONE to incorporate into the Finished Product; and WHEREAS, HOVIONE is willing to supply such API for INTERSECT’s use, on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the promises and the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree and covenant as follows:

1. Definitions.

1.1 “Active Pharmaceutical Ingredient” or “API” shall have the meaning given such term in the preamble hereof.

1.2 “Affiliate” means any entity controlling, controlled by or under common control with either Party hereto. For purpose of this definition “control” shall mean ownership of over fifty percent (50%) of the equity capital, the outstanding voting securities or other ownership interest of an entity, or the right to receive over fifty percent (50%) of the profits or earnings of an entity. In the case of non-stock organizations, the term “control” shall mean the power to control the distribution of profits.

1.3 “Applicable Law” shall mean the laws, regulations, rules and guidelines pertaining to the development, manufacture, packaging, labeling, storage, import, export, distribution, marketing, sale and/or intended use of the API or the Finished Product.

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1.4 “Batch Record” shall mean a batch manufacturing record, prepared according to applicable cGMP guidelines, for every production batch of API.

1.5 “Confidential Information” shall mean all the technical information, whether tangible or intangible, including (without limitation) any and all data, techniques, discoveries, inventions, processes, know-how, patent applications, inventor certificates, trade secrets, methods of production and other proprietary information, that either Party or its Affiliates have ownership rights to (as either owner, licensee or sub-licensee), or may hereafter obtain rights.

1.6 “Current Good Manufacturing Practices” or “cGMP” shall mean current Good Manufacturing Practice as set forth by the US FDA as well as current good manufacturing practices applicable to the API, or the making thereof at HOVJONE’s manufacturing facility, set forth by the relevant Regulatory Agency.

1.7 “Defect” with respect to the API shall mean failure of the API to comply with the Product Specifications.

1.8 “FDA shall mean the US Food and Drug Administration, and any successor thereto.

1.9 “Finished Product” shall mean the finished dosage form combination drug and device product that contains the API ready for commercial sale, as further described in Exhibit A hereto.

1.10 “Firm Forecast’’ shall have the meaning given to such term in Section 3.2 hereof.

1.11 “Product Specifications” shall have the meaning given to such term in Section 2.2 hereof.

1.12 “Quality Agreement” shall mean that certain Quality Assurance Agreement, dated of even date herewith, by and between INTERSECT and HOVIONE, which sets forth (a) the roles and responsibilities of the Parties with respect to the quality assurance for the API and (b) how the Parties’ quality operations shall interact with each other in connection with the same.

1.13 “Regulatory Agency” shall mean national, or other government entities regulating or otherwise exercising authority with respect to the API or the Finished Product in the United States including, without limitation, the US FDA

1.14 “Term” shall have the meaning assigned to such term in Section 10.

2. Manufacture and Safe.

2.1 Supply. During the term of this Agreement and subject to the terms and conditions set forth herein, INTERSECT shall purchase a minimum of 80% of its annual API

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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requirement, from HOVIONE and HOVIONE shall manufacture and supply API to INTERSECT (or a third party designated by INTERSECT) in such quantities as from time to time may be ordered by INTERSECT.

2.2 Product Specifications. The specifications of the API as set out in in Exhibit B to this Agreement (the “Product Specifications”); as such Exhibit may be amended according to the terms of the quality agreement between the parties.

3. Costs. HOVIONE shall be responsible for all costs and expenses related to the maintenance of a US DMF or European CEP for the API. Any additional submissions, technical work, documents, data or materials requested by INTERSECT may be chargeable by HOVIONE.

4. Price, Orders and Terms of Payment.

4.1 Pricing. The price for the API shall be as set forth on Exhibit C hereto. All sums shall be expressed in and payable in US Dollars.

4.2 Forecasting. For each calendar year during the term of this Agreement, INTERSECT shall submit a twelve (12) month rolling forecast updated on a quarterly basis, broken down on a quarterly basis covering INTERSECT’s anticipated requirements of API, each such forecast to be provided to HOVIONE at least ninety (90) days prior to the start of the relevant twelve (12) month period. The rolling forecast shall be for information purposes only and non-binding so long as the INTERSECT provides a blanket purchase order covering their demand for the next six (6) months. In the case that INTERSECT does not provide a blanket purchase order, the forecast will be considered binding. INTERSECT shall place all purchase orders with HOVIONE at least ninety (90) days in advance of required delivery to INTERSECT. Within five (5) days of receipt of a purchase order, HOVIONE shall notify INTERSECT in writing of its acceptance of the purchase order and confirm the delivery date. If the purchase order exceeds the Firm Forecasted amount, HOVIONE shall use commercially reasonable efforts to fill such order but shall not be in breach of this Agreement if HOVIONE does not supply the excess.

4.3 Delivery Terms. Each purchase order shall specify: (i) an identification of the API ordered; (ii) quantity requested; (iii) the requested delivery date; and (iv) shipping instructions and address. HOVIONE agrees to deliver the API DDP Palo Alto, CA USA (Incoterms 2010).

4.4 Payment Terms. HOVIONE shall invoice INTERSECT upon dispatch of the API. INTERSECT shall pay the price to HOVIONE for API within thirty (30) calendar days of the date of invoice of such API. Payments shall be made to HOVIONE by wire transfer. In case of delays on payment, INTERSECT agrees to pay interest on the outstanding amount at the prevailing Weighted Average Cost of Capital (WACC) for Hovione on a monthly basis.

4.5 Scope of Agreement. In no event shall any terms or conditions included on any purchase order, invoice or acknowledgement thereof or any other document, whether paper, electronic or otherwise, relating thereto, apply to the relationship between the Parties under this Agreement, unless such terms are expressly agreed to by the Parties in writing. If there is a

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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conflict between the terms of any purchase order or other document and this Agreement, the terms of this agreement shall apply. The Parties further agree that no course of dealing between the Parties shall in any way modify, change or supersede the terms and conditions of this Agreement.

5. Manufacture and Delivery of API.

5.1 Manufacture. The API shall be manufactured by HOVIONE at its facilities in accordance with all relevant current Good Manufacturing Practices (“cGMPs”), the Specifications, and Applicable Laws, , and pursuant to HOVIONE’s Drug Master File (“DMF”), prepared by HOVIONE and filed with the US FDA. HOVIONE shall advise INTERSECT in writing in advance of making any changes to the Product Specifications or any material changes in the methods, processes or procedures in manufacturing the API that could affect the quality, purity and/or physical properties of the API, Any changes will be made according to the terms of the quality agreement between the parties. HOVIONE shall provide sufficient notice of any such change to INTERSECT to allow INTERSECT to make any required notices to and obtain any required approvals from any Regulatory Agency with respect to such change.

5.2 Right of Audit. INTERSECT and its representatives shall have the right to audit HOVIONE for compliance with applicable regulatory requirements, including, but not limited to, cGMPs, at reasonable intervals and upon 30 days written notice. Such audits shall be scheduled at mutually agreeable times and shall not be more frequent than once every three years. INTERSECT will also consider the use of an Rx-360 audit report as a substitute for conducting their own audit.

5.3 Certificate of Analysis; Product Release. The quality control(s) and the release(s) of API (including documentation) shall be done by HOVIONE in accordance with the Quality Agreement. HOVIONE shall provide certificates of analysis to INTERSECT for each batch of API delivered under this Agreement. API shall have at least [*] remaining on the date of delivery.

5.4 Cooperation. During the term of this Agreement, HOVIONE shall assist and cooperate in a timely manner INTERSECT in its preparation of any documents or other materials which may be required by the US FDA to validate sell and/or distribute the API to be supplied by HOVIONE under this Agreement or the Finished Product. HOVIONE shall file with the US FDA and shall maintain at all times as current, a DMF for the API. HOVIONE shall also provide INTERSECT with a referral letter permitting INTERSECT to use HOVIONE’s DMF.

5.5 Required Changes. INTERSECT shall deliver to HOVIONE written notice of any required changes to the Product Specifications requested by the Regulatory Authorities, and HOVIONE shall use its commercially reasonable efforts to make such changes to the Product Specifications. If any change to Product Specifications requested by INTERSECT materially affects HOVIONE’s costs of producing the API, then HOVIONE shall promptly so inform INTERSECT in writing and the Parties shall negotiate, in good faith, an adjustment to the pricing paid by INTERSECT for API under this Agreement. If the Parties cannot mutually agree, following good faith negotiations, on an equitable adjustment to pricing, then either HOVIONE

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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or INTERSECT may terminate this Agreement for business reasons on not less than ninety (90) days prior written notice, without any further obligation to the other party; provided, however, that INTERSECT shall remain liable for all sums owed to HOVIONE for orders of API that were placed prior to the date of termination

5.6 Inspection of API. Within thirty (30) calendar days of the arrival of each lot of API at the manufacturing facility designated by INTERSECT, INTERSECT shall inspect and test each lot of API at its own cost and expense. If, upon inspecting and testing the API, INTERSECT determines that a lot of API does not conform to the Product Specifications, then INTERSECT shall, within such thirty (30) day period, give HOVIONE written notice of such non-conformity (setting forth the details of such non-conformity): Unless HOVIONE objects, within 20 working days from the notice by INTERSECT, to the non-conformity INTERSECT will return the non-conforming API to HOVIONE. Any API rejected by INTERSECT may not be reshipped to INTERSECT except if the API is reprocessed according to the DMF. HOVIONE sole responsibility shall be to replace any non-conforming API within thirty (30) days of receiving the notice of non-conformity. Disputes between the Parties as to whether all or any part of a shipment rejected by INTERSECT materially conforms to the Product Specifications shall be resolved by a mutually acceptable third party testing laboratory located in a neutral country. HOVIONE shall pay all the fees of the third party laboratory, unless the third party testing laboratory determines that the delivered API materially conforms to the Product Specifications, in which case INTERSECT shall pay all the fees of such third party laboratory and also any additional costs that HOVIONE incurred in providing replacement material.

5.7 Regulatory Communications. During the Term, HOVIONE shall notify INTERSECT after receipt of any communication from any Regulatory Agency in connection or that can affect INTERSECT Marketing Authorisation.

5.8 Liability. It is understood that HOVIONE has no control over the ultimate use of the Finished Product once it leaves INTERSECT’s manufacturing facility. HOVIONE shall have no liability arising out of or in connection with the sale or use of the API or any product or material made from or incorporating the API, except to the extent that the API was not manufactured in accordance with the Product Specifications, cGMPs or Applicable Law or the liability otherwise arises from a breach of this Agreement by HOVIONE.

5.9 Recall. INTERSECT shall be responsible for conducting any recall of Finished Product, and HOVIONE shall cooperate with and give all reasonable assistance to INTERSECT in conducting any such recall to the extent it relates to the API. HOVIONE shall bear the expense of any recall resulting from a material breach of its obligations hereunder and/or of the Quality Agreement and/or from its gross negligence or willful misconduct subject to the limits set out in 8.4. Otherwise, INTERSECT shall bear such expenses. In the event of such recall or similar action, each Party shall use commercially reasonable efforts to mitigate the costs associated therewith. In the case of a disagreement as to the existence or level of nonconforming API, then the matter shall be referred to an independent third party laboratory. The decision of the laboratory shall be final and binding on the Parties.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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5.10 Retention of Documentation. All documentation related to the manufacturing of the API shall be archived with HOVIONE after manufacturing in accordance with HOVIONE’s document retention policies.

5.11 Safety of API. Each Party shall immediately notify the other Party of any unusual health or environmental occurrence relating to API . Each Party shall advise the other Party immediately of any safety or toxicity problems of which it becomes aware regarding API.

6. Warranties.

6.1 HOVIONE’s Warranties. HOVIONE represents and warrants to INTERSECT that:

(a) It has full right and power to enter into this Agreement and perform its obligations hereunder in accordance with its terms;

(b) The API and all components and ingredients thereof shall be manufactured and delivered in strict compliance with: (i) the Product Specifications; (ii) the methods processes and procedures, including the site manufacture, set forth in the DMF, together with all applicable regulatory requirements relating to the manufacture of the API

(c) the plant(s) for manufacture of the API is and shall be in compliance with all applicable cGMPs and that such plant(s) is and shall continue to be available for inspection if and when the Regulatory Authorities so requests;

6.2 INTERSECT’s Warranties. INTERSECT represents and warrants to HOVIONE that:

(a) It has the full right and power to enter into this Agreement and perform its obligations hereunder in accordance with its terms; and

(b) That it will purchase the API in strict compliance with the terms of this agreement. as set forth under Section 2.1 and 2.1

6.3 Mutual Warranties. Each party represents and warrants to the other party that it holds all necessary and required permits and authorizations, including, but not limited to, those required by the, and shall undertake throughout the term of this Agreement to maintain the same in full force and effect. Each party further covenants that it shall use commercially reasonable efforts to obtain all such other permits and authorizations as may be reasonably required from time to time in either case to operate their respective facilities and/or businesses in order to manufacture, provide, distribute and/or sell API hereunder.

7. Confidentiality.

7.1 Confidentiality. Each party agrees to retain in confidence all Confidential Information disclosed to it pursuant to this Agreement, whether such disclosure occurred before or after the date hereof. Disclosed information shall not be deemed Confidential Information

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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hereunder if: (a) it is now or later becomes publicly known, other than through the fault of the receiving party; (b) it is lawfully known without restriction to the receiving party at the time of disclosure as evidenced by written documentation; (c) it is rightfully obtained by the receiving party from a third party without restriction and without breach of this Agreement or any similar agreement; and/or (d) it is independently developed by the receiving party without access to the disclosing party’s information, as evidenced by written documentation. If either Party is required under Applicable Law to disclose Confidential Information by any court or to any Regulatory Agency, the Party required disclosing the Confidential Information shall, prior to such disclosure, notifying the other Party of such requirement and all particulars related to such requirement. The notified Party shall have the right, at its expense, to object to such disclosure and to seek confidential treatment of any Confidential Information to be so disclosed on such terms as it shall determine, and the other Party shall fully cooperate with the notified Party in this regard. The confidentiality of disclosed Confidential Information and the obligation of confidentiality hereunder shall survive any expiration or termination of this Agreement for a period of ten years. The Parties specifically agree that all terms of this Agreement, all sales and API requirements and costs and all purchase orders shall be deemed to be confidential.

7.2 Separate Confidentiality Agreement. If the Parties entered into one or more separate confidentiality agreements or non-disclosure agreements (each, a “Confidentiality Agreement”), such Confidentiality Agreement(s) shall be and remain in full force and effect as provided therein. In the event of any conflict between the terms of this Agreement and the terms of any such Confidentiality Agreement, the terms of such Confidentiality Agreement shall control.

7.3 Public Announcements. During the term of this Agreement, no party hereto shall issue or release, directly or indirectly, any press release, marketing material or other communication to or for the media or the public that pertains to this Agreement, the API, the Finished Product or the transactions contemplated hereby (collectively, a “Press Release”) unless the content of such Press Release has been approved by the other party hereto, such approval not to be unreasonably withheld or delayed; provided, however, that nothing contained in this Agreement shall prevent or preclude any party from making such disclosures as may be required by applicable law, including, but not limited to, any disclosures required applicable securities laws.

8. Indemnification.

8.1 INTERSECT shall indemnify, defend and hold HOVIONE and its officers, directors, affiliates, agents and employees harmless from and against any and all claims, demands, costs, expenses, losses, liabilities and/or damages (including, but not limited to, reasonable attorneys’ fees) of every kind and nature caused by, arising out of or resulting from INTERSECT’s negligence relating to, or breach of, this Agreement, and any claim for personal or bodily injury arising from the use of the Finished Product or any substance, dosage composition or compound manufactured therefrom; provided, however, that in no event shall this Section apply to any claim covered by Section 8.2 below.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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8.2 HOVIONE shall indemnify, defend and hold INTERSECT and its officers, directors, affiliates, agents and employees harmless from and against any and all claims, demands, costs, expenses, losses, liabilities and/or damages (including, but not limited to, reasonable attorneys’ fees and court costs) of every kind and nature caused by, arising out of or resulting from HOVIONE’s negligence relating to, or breach of, this Agreement and any claim for personal or bodily injury arising from the manufacture and/or distribution of API by HOVIONE. This indemnification obligation does not apply to any claim for personal or bodily injury arising from the use or administration of the API except to the extent such injury is attributable to a Defect in the API arising out of HOVIONE’s gross negligence, willful misconduct, or failure to manufacture and deliver the API in accordance with the Product Specifications and all Applicable Law.

8.3 Each party will promptly notify the other of any actual or threatened judicial or other proceedings which could involve either or both parties. Each party reserves the right to defend itself in any such proceedings; provided, however, that, if indemnity is sought, then the party from whom indemnity is sought shall have the right to control the defense of the claim, and the indemnified party may participate with counsel of its choice at its own expense. The Parties shall cooperate with each other to the extent reasonably necessary in the defense of all actual or potential liability claims and in any other litigation relating to the API supplied pursuant to this Agreement. Each party will supply information to the other relevant to any product liability claims and litigation affecting the API and/or the Finished Product, as the case may be.

8.4 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE; PROVIDED, HOWEVER, THAT THIS LIMITATION WILL NOT APPLY TO DAMAGES RESULTING FROM BREACHES BY A PARTY OF ITS DUTY OF CONFIDENTIALITY AND NON-USE IMPOSED UNDER THIS AGREEMENT OR THE CONFIDENTIALITY AGREEMENT OR SUCH PARTY’S INDEMNIFICATION OBLIGATIONS STATED ABOVE. FURTHER AND NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE TOTAL LIABILITY PER YEAR OF HOVIONE SHALL BE LIMITED TO THE VALUE OF THE REVENUES COLLECTED IN THE PREVIOUS CONTRACTUAL YEAR.

9. Insurance. Unless the Parties otherwise agree in writing, the following terms shall apply:

9.1 During the term of this Agreement and for a period [*] after any expiration or termination of this Agreement, each of INTERSECT and HOVIONE shall maintain in full force and effect a comprehensive general liability insurance policy, including Products Liability coverage, with minimum limits of [*] for bodily injury including death.

10. Term and Termination.

10.1 Term.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Unless terminated in accordance with the provisions of Section 10.2 below, the term of this Agreement shall commence on the Effective Date and shall continue in effect for a FIVE (5) year period.

10.2 Grounds for Termination.

(a) Either party shall have the right to terminate this Agreement upon the occurrence of any of the following events: (i) the failure of the other party to comply with any of the terms of this Agreement or otherwise discharge its duties hereunder in any material respect, or the breach by the other party of any of its representations or warranties herein in any material respect, if such failure or breach is not cured within ninety (90) days of such breaching party’s receipt of written notice specifying the nature of such failure or breach with particularity; or (ii) the making by the other party of an assignment for the benefit of its creditors, or the filing by or against such other party of any petition under any federal, state or local bankruptcy, insolvency or similar laws, if such filing has not been stayed or dismissed within sixty (60) days after the date thereof.

10.3 INTERSECT shall also have the right to suspend further performance under this Agreement and/or terminate this Agreement in its entirety, without liability except for unpaid previously delivered API that conforms with the terms hereof, if: (i) HOVIONE loses any approval(s) from the US FDA required to perform its obligations under this Agreement or if HOVIONE is involved in felonious or fraudulent activities; Continuing Obligations; Survival. In no event shall any termination or expiration of this Agreement excuse either party from any breach or violation of this Agreement and full legal and equitable remedies shall remain available therefore, nor shall it excuse either party from making any payment due under this Agreement with respect to any period prior to the date of expiration or termination.

11. Agreement to Consummate: Further Assurances. Subject to the terms and conditions of this Agreement, each of the Parties hereto agrees to use commercially reasonable efforts to do all things necessary, proper or advisable under this Agreement, applicable laws and regulations to consummate and make effective the transactions contemplated hereby. If, at any time after the date hereof, any further action is necessary, proper or advisable to carry out the purposes of this Agreement, then, as soon as is reasonably practicable, each party to this Agreement shall take, or cause its proper officers to take, such action.

12. Force Majeure. Any delay in the performance of any of the duties or obligations of either party hereto (except for the payment of money) caused by an event outside the affected party’s reasonable control shall not be considered a breach of this Agreement and the time required for performance shall be extended for a period equal to the period of such delay. Such events shall include, but will not be limited to, acts of God, acts of a public enemy, acts of terrorism, insurrections, riots, injunctions, embargoes, fires, explosions, floods, or other unforeseeable causes beyond the reasonable control and without the fault or negligence of the Party so affected. The Party so affected shall give prompt written notice to the other party of such event. The suspension of performance shall be of no greater scope and no longer duration than is reasonably required and the nonperforming Party shall use its commercially reasonable efforts to remedy its inability to perform; provided, however, that in the event the suspension of performance

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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continues for sixty (60) days after the date of the occurrence, and such failure to perform would constitute a material breach of this Agreement in the absence of such force majeure event, the no affected Party may terminate this Agreement immediately by written notice to the affected Party.

13. General Provisions.

13.1 Assignment. Neither this Agreement nor any interest herein may be assigned, in whole or in part, by either party without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that either party may assign its rights and obligations under this Agreement: (a) to an affiliate, division or subsidiary of such party; and/or (b) to any third party that acquires all or substantially all of the stock or assets of such party, whether by asset sale, stock sale, merger or otherwise, and, in any such event such assignee shall assume the transferring party’s obligations hereunder. However, notwithstanding any such assignment, in the case of an assignment to an affiliate, division or subsidiary, the transferring party shall remain liable under this Agreement (in addition to the transferee) unless such liability is specifically waived in writing by the other party hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, and their respective successors and permitted assigns.

(a) Buyout. In the case that either company is acquired by, or merges with, another company which has reason to not wish to continue the relationship, that company may make a contract buyout payment [*] for the [*], with a [*] buyout payment amount of [*].

13.2 Notice. Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and sent by: (a) personal delivery against a signed receipt therefore, (b) certified mail, return receipt requested, first class postage prepaid, (c) nationally recognized overnight delivery service (signature required), (d) confirmed facsimile transmission, or (e) electronic mail (with any notices to sent by facsimile transmission or electronic mail to also be sent by one of the other methods set forth in this Section), addressed as follows:

If to HOVIONE, then to:
Attention:
	Facsimile:	( ) -

With a copy, sent as provided herein, to:
Attention:
	Facsimile:	( ) -

If to INTERSECT, then to:	1555 Adams Dr., Menlo Park, CA 94025
	Attention:	Felicia Mercado
	Facsimile:	(650) 641-2137

With a copy, sent as provided herein, to:	1555 Adams Dr., Menlo Park, CA 94025
	Attention:	Dan Castro
	Facsimile:	(650) 641-2117

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section providing for the giving of notice. Notice shall be deemed to be effective, if personally delivered, when delivered; if mailed, at midnight on the third business day after being sent by certified mail; if sent by nationally recognized overnight delivery service, on the next business day following delivery to such delivery service; and if sent by confirmed facsimile transmission or electronic mail, on the next business day following transmission (so long as any notices sent by facsimile transmission or electronic mail are also sent by one of the other methods set forth in this Section).

13.3 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions and negotiations between them, and neither party shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the Parties to be bound thereby, except that this Agreement shall not supersede any separate confidentiality or non-disclosure agreement that may have been, or that may be, entered into by the Parties. To the extent that any conflict arises among the documents that comprise this Agreement (including any schedules or exhibits), the terms and conditions of this Agreement shall govern. The terms and conditions of this Agreement shall control over and supersede any contrary term in any purchase order.

13.4 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement duly executed and delivered by each of the Parties hereto.

13.5 Waiver. The failure of any party to exercise any right or to demand the performance by the other party of duties required hereunder shall not constitute a waiver of any rights or obligations of the Parties under this Agreement. A waiver by any party of a breach of any of the terms of this Agreement by any other party shall not be deemed a waiver of any subsequent breach of the terms of this Agreement.

13.6 Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the State of New York, United States, notwithstanding any conflict of law provisions to the contrary. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. Any action which in any way involves the rights, duties and obligations of either party hereto under this Agreement shall be brought in the courts of Geneva and the Parties to this Agreement hereby submit to the personal jurisdiction of any such court. The Parties waive any and all rights to have any dispute, claim or controversy arising out of or relating to this Agreement tried before a jury.

13.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had not been contained herein.

13.8 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event of any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. As used in this Agreement, the singular shall include the plural and vice versa, and the terms “include” and “including” shall be deemed to be immediately followed by the phrase “but not limited to.” The terms “herein” and “hereunder” and similar terms shall be interpreted to refer to this entire Agreement, including any schedules attached hereto.

13.9 Parties/Relationship. Neither party shall hold itself out to third parties as possessing any power or authority to enter into any contract or commitment on behalf of any other party. This Agreement is not intended to, and shall not; create any agency, partnership or joint venture relationship between or among the Parties. Each Party is an independent contractor with respect to the others. No Party is granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of any other Party hereto, or to bind any other party hereto in any manner or with respect to anything, whatsoever.

13.10 Captions. The captions and headings in this Agreement are inserted for convenience and reference only and in no way define or limit the scope or content of this Agreement and shall not affect the interpretation of its provisions.

13.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

13.12 Subcontractors. Any work that is to be done by any Party under this Agreement may be subcontracted to a third party in accordance with the approved Marketing Authorisation, cGMPs and any applicable PMDA guidelines which relate to the work to be performed under the direction and supervision of such party, as the case may be; provided, however, that the subcontracting party exercises reasonable diligence in selecting such subcontractor and, as between the parties hereto, the subcontracting party shall be and remain responsible for all acts and omissions of any such subcontractor.

13.13 Schedules and Exhibits. All Schedules and Exhibits referenced in this Agreement, if any, are hereby incorporated by reference into, and made a part of, this Agreement.

13.14 Currency. All sums set forth in this Agreement and ay appendices, exhibits or schedules hereto are, and are intended to be, expressed in US dollars.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.

IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.

HOVIONE Inter Ltd:		INTERSECT:

By:	/s/ David Hoffman	By:	/s/ RK

Name:	David Hoffman	Name:	Richard Kaufman
(Print/Type)

Its:	VP Sales and Business Development	Its:	Chief Operating Officer

Date:	14th April 2014	Date:	4/14/14

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.

EXHIBIT A

API

Mometasone Furoate Anhydrous, Micronized

Finished Products

Propel® Propel Mini®

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.

EXHIBIT B

Product Specifications

Reference Intersect ENT part specification: 00002 MOMETASONE FUROATE. Most recent copy of specification shall be submitted with applicable purchase order.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15.

EXHIBIT C

Pricing

(a)	Current API pricing is established at $[*]/gram.

(b)	The following tiered pricing applies to future annual demand volumes:

(i)	[*] grams: $[*]/gram

(ii)	[*] grams: $[*]/gram

(iii)	[*] grams: $[*]/gram

(iv)	[*] grams: $[*]/gram

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

16.